Exhibit (h)(3)

                      AMENDMENT TO ADMINISTRATION AGREEMENT

     AGREEMENT, dated as of May 8, 2001, by and between Bailard, Biehl & Kaiser International Fund Group, Inc. (the "Corporation"), a corporation organized under the laws of the State of Maryland, and Investment Company Administration, L.L.C. (the "Administrator"), an Arizona limited liability company.

     WHEREAS, the Corporation and the Administrator entered into an Administration Agreement dated as of October 1, 1991, as amended July 1, 1995 and March 9, 1999 (the "Administration Agreement"); and

     WHEREAS, the Corporation and the Administrator desire to amend the Administration Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. The first paragraph of the Administration Agreement is amended in full as follows:

          THIS AGREEMENT is made of the 1st day of October, 1991 by and between Bailard, Biehl & Kaiser International Fund Group, Inc., a Maryland corporation (the "Company"), on behalf of each of its series listed on Schedule A hereto (the "Funds"), and Investment Company Administration, L.L.C., an Arizona limited liability company.

     2. Schedule A is added to the Administration Agreement as follows:

                                   Schedule A

     *    Bailard, Biehl & Kaiser Bond Opportunity Fund

     *    Bailard, Biehl & Kaiser International Equity Fund

     *    Bailard, Biehl & Kaiser Enhanced Growth Fund

     *    Bailard, Biehl & Kaiser Cognitive Value Fund

     IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.
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INVESTMENT COMPANY ADMINISTRATION, L.L.C.


By:
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Name:
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Title:
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BAILAIRD, BIEHL & KAISER INTERNATIONAL FUND GROUP, INC.


By:
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Name:  Peter M. Hill
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Title: Chairman
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